                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                                 AMERUS GROUP CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 AMERUS GROUP CO.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

AMERUS GROUP CO.                                             ROGER K. BROOKS
699 Walnut Street                                            Chairman, President &
Des Moines, IA 50309-3948                                    Chief Executive Officer

                            [AMERUS GROUP CO. LOGO]

March 29, 2002

Dear Shareholder:

     I am pleased to invite you to attend the annual meeting of shareholders of AmerUs Group Co. to be held on Thursday, May 9, 2002, at 2:00 p.m., Des Moines local time, at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement, which contain information about the formal business to be acted on by the shareholders. The meeting will also feature a report on the operations of the company, followed by a question and discussion period.

     I hope that you will be able to attend the meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.

     Thank you for your ongoing support and continued interest in AmerUs Group.

                                          Very truly yours,

                                          /s/ ROGER K. BROOKS
                                          Roger K. Brooks
                                          Chairman, President &
                                          Chief Executive Officer

YOUR VOTE IS IMPORTANT.

                      2002 ANNUAL MEETING OF SHAREHOLDERS
                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING....................................      1
GENERAL INFORMATION.........................................      3
BENEFICIAL OWNERSHIP OF COMMON STOCK........................      5
PROPOSAL 1 -- ELECTION OF DIRECTORS.........................      6
BOARD STRUCTURE AND COMPENSATION............................      9
EXECUTIVE OFFICER/DIRECTOR COMPENSATION.....................     10
  Executive Officer Compensation............................     10
     Summary Compensation Table.............................     10
     Option Grants Table....................................     12
     Option Exercises and Value Table.......................     12
     Long-Term Incentive Compensation Plan..................     13
     Stock Incentive Plans..................................     13
     Executive Stock Purchase Plan..........................     13
     Savings and Profit Sharing Plans.......................     13
     Supplemental Benefit Agreement.........................     14
  Director Compensation.....................................     15
PERFORMANCE GRAPH...........................................     16
HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE
  COMPENSATION..............................................     17
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................     18
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.....     19
INDEPENDENT AUDITOR FEES....................................     19
CERTAIN TRANSACTIONS AND RELATIONSHIPS......................     20
  Loan Guarantee............................................     20
  Section 16(a) Beneficial Ownership Reporting Compliance...     20
PROPOSAL 2 -- SELECTION OF AUDITORS.........................     21
OTHER MATTERS...............................................     22
APPENDIX I -- AMERUS GROUP CO. AUDIT COMMITTEE CHARTER......     23

                            [AMERUS GROUP CO. LOGO]

                               699 WALNUT STREET
                          DES MOINES, IOWA 50309-3948

                          NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                             TO BE HELD MAY 9, 2002

                         ------------------------------

To the Shareholders:

     The annual meeting of shareholders of AMERUS GROUP CO. (the "Company") will be held on Thursday, May 9, 2002, at 2:00 p.m., Des Moines local time, at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa, for the following purposes:

     1. to elect one (1) director to serve for a two year term and to elect four
        (4) directors to serve for three year terms;

     2. to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2002 fiscal year; and

     3. to transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

     The board of directors has fixed the close of business on March 15, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Accordingly, only shareholders of record on that date are entitled to vote at the annual meeting or any adjournments thereof.

     All shareholders are invited to attend the meeting in person. However, to assure your representation at the meeting, please complete, sign, date and return the enclosed proxy card in the accompanying reply envelope as promptly as possible. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the board of directors

                                          /s/ JAMES A. SMALLENBERGER
                                          James A. Smallenberger
                                          Senior Vice President and Secretary
March 29, 2002

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            [AMERUS GROUP CO. LOGO]

                               699 WALNUT STREET
                          DES MOINES, IOWA 50309-3948
                         ------------------------------

                            PROXY STATEMENT FOR 2002
                         ------------------------------

     This Proxy Statement is furnished to shareholders by the board of directors of AmerUs Group Co. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa, on Thursday, May 9, 2002, at 2:00 p.m., Des Moines local time, and at any adjournments thereof.

     This Proxy Statement, Notice of Annual Meeting and the accompanying proxy card are being first mailed to shareholders on or about March 29, 2002. The Company's 2001 Annual Report is being mailed to shareholders concurrently with this Proxy Statement.

GENERAL INFORMATION

     The board of directors has fixed the close of business March 15, 2002 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On the Record Date, 40,214,124 shares of the Company's common stock were outstanding and entitled to vote at the meeting. Each share of common stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. There were no shares of voting preferred stock outstanding as of the Record Date.

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the secretary of the Company of either (i) an instrument revoking it, or (ii) a duly executed proxy bearing a later date. In addition, a shareholder who is present at the Annual Meeting may revoke the shareholder's proxy and vote in person if the shareholder so desires.

     Proxies furnished by shareholders pursuant hereto will be voted in accordance with the directions on such proxies. If no choice is specified, the proxy will be voted (i) "FOR" the election of the nominees listed under "Election of Directors"; (ii) "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors; and (iii) at the discretion of the proxy holders with regard to such other business as may come before the meeting and all matters incident to the conduct of the meeting. If for any reason, one or more of the nominees should be unable or refuse to serve as a Director (an event which is not anticipated), the persons named in the enclosed proxy will vote for substitute nominees of the board of directors unless otherwise instructed. The board of directors knows of no matter to come before the meeting other than those set forth in the Proxy Statement. If any further business is presented at the meeting, the persons named in the proxy will act on behalf of the shareholders according to their best judgment.

     The presence at the meeting, in person or by proxy, of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum. The affirmative vote of the holders of at least a majority of such quorum will be required with respect to the election of directors, and the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as the inspectors of election for the meeting. The inspectors of election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast." However, abstentions and "broker non-votes" will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

     Proxies are being solicited by the board of directors of the Company. The cost of preparing, printing and mailing this Proxy Statement, the accompanying notice and the enclosed proxy card, and all other costs in connection with the solicitation of proxies, will be paid by the Company. The Company does not anticipate the need to retain a firm to solicit proxies at this annual meeting of shareholders. If such a solicitation were necessary, the anticipated cost would be approximately $7,500 plus reasonable expenses.

     MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS. In accordance with a notice sent earlier this year to certain registered shareholders who share a single address, we are sending only one annual report and proxy statement to that address unless we received contrary instructions from any shareholder at that address. This practice, known as "householding", is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, they must contact our transfer agent, Mellon Investor Services, by phone (toll-free) at 1-800-304-9709 or by mail at PO Box 3315, South Hackensack, NJ 07606, attention Shareholder Correspondence. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Mellon Investor Services in the same manner.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

DIRECTORS AND OFFICERS

     The following table sets forth the beneficial ownership of the Company's common stock as of February 28, 2002, of each of the directors and director nominees, the executive officers named in the Summary Compensation Table on page 10, and all directors and executive officers as a group (which includes executive officers not named in the Summary Compensation Table). No person or entity was known by the Company to own 5% or more of the Company's Common Stock as of February 28, 2002.

                                                                   AMOUNT
                                                                 AND NATURE
                                                                OF BENEFICIAL    PERCENT OF
                            NAME                                OWNERSHIP(1)      CLASS(2)
                            ----                                -------------    ----------
John R. Albers(9)...........................................         27,500           *
Joseph A. Borgen(9)(10).....................................          2,112           *
Roger K. Brooks(3)(4)(8)....................................        649,711         1.5%
Malcolm Candlish(9)(10).....................................         18,191           *
Alecia A. DeCoudreaux.......................................            936           *
Thomas F. Gaffney(6)(9)(10).................................         26,437           *
Ralph W. Laster, Jr.(5)(9)..................................         13,570           *
John W. Norris, Jr.(9)(10)..................................         14,406           *
Andrew J. Paine, Jr.(10)....................................            369           *
Jack C. Pester(9)(10).......................................         14,650           *
John A. Wing(9).............................................         18,364           *
F.A. Wittern, Jr.(9)(10)....................................          2,894           *
Victor N. Daley(3)(8)(11)...................................        116,650           *
Thomas C. Godlasky(3)(7)(8).................................        216,300           *
Mark V. Heitz(3)(8).........................................        375,665           *
Gary R. McPhail(3)(8).......................................        185,029           *
Directors and executive officers as a group (18 persons)....      1,733,276         4.0%

---------------
 (1) Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares shown. Some directors and executive officers share the voting and dispositive power over their shares with their spouses as community property, joint tenants or tenants in common.

 (2) An (*) indicates that the individual's beneficial ownership of the Company's common stock is less than one percent.

 (3) Includes beneficial interest in shares of the Company's common stock held pursuant to the Company's Savings & Retirement Plan (as defined on page
     13). The attributed shares owned by the Company's Savings & Retirement Plan are voted by the trustees as directed by their respective participants.

 (4) Includes 6,000 shares owned by his spouse.

 (5) Includes 7,156 shares owned by the Jerri S. Laster Trust, of which Mr. Laster is a co-trustee.

 (6) Includes 9,442 shares owned by his spouse through the Donna L. Gaffney
     Trust.

 (7) Includes 12,063 shares and 669 shares of common stock owned by his spouse and his daughter, respectively.

 (8) Includes shares of common stock that may be purchased upon the exercise of employee stock options exercisable on February 28, 2002 or within sixty
     (60) days thereafter: Mr. Brooks, 391,900; Mr. Heitz, 239,713; Mr. McPhail, 126,700; Mr. Godlasky, 120,034; Mr. Daley, 66,692; and all executive officers as a group, 963,053.

 (9) Includes shares of common stock that were granted pursuant to the Company's Non-Employee Director Stock Option Plan and may be purchased upon the exercise of stock options exercisable on February 28, 2002 or within sixty
     (60) days thereafter: Mr. Albers, 7,500; Mr. Candlish, 7,500; Mr. Gaffney, 7,500; Mr. Norris, 7,500; Mr. Pester, 7,500; Mr. Wing, 7,500; Mr. Laster,
     5,000; Dr. Borgen, 833; and Mr. Wittern, 833.

(10) Includes shares of common stock that were acquired through the Non-Employee Director Stock Plan which has vesting and transfer restrictions for two (2) years after the date of purchase: Mr. Gaffney, 3,415; Mr. Pester, 3,289; Mr. Candlish, 3,261; Mr. Norris, 2,927; Dr. Borgen, 1,175; Mr. Wittern, 1,061; and Mr. Paine, 369.

(11) Includes 1,549 shares owned by his spouse.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's board of directors is presently composed of twelve members, divided into three classes. Each class serves for three years on a staggered-term basis. There are five nominees for election to the Company's board of directors this year.

     The terms of the following directors expire at the annual meeting to be held on May 9, 2002: John R. Albers, Alecia A. DeCoudreaux, Thomas F. Gaffney, Andrew J. Paine, Jr. and Jack C. Pester. The board of directors' nominee to a position on the Board expiring in May 2004 is: John R. Albers. The board of directors' nominees to positions on the Board expiring in May 2005 are: Alecia
A. DeCoudreaux, Thomas F. Gaffney, Andrew J. Paine, Jr. and Jack C. Pester.

     In accordance with the Combination and Investment Agreement dated February 18, 2000, pursuant to which the Company acquired Indianapolis Life Insurance Company ("ILICO"), the Company agreed to nominate two members of the board of directors of ILICO to the Company's board of directors for a three-year term expiring in May 2005. Ms. DeCoudreaux and Mr. Paine are each being nominated as directors pursuant to that agreement.

     The following paragraphs set forth the principal occupation of, and certain other information relating to, each director, nominee for director and executive officer for the last five years. Directors who are nominees for election at the 2002 annual meeting are listed first. Ages shown for all directors are as of February 28, 2002. There are no family relationships among the Company's directors or any executive officer.

     JOHN R. ALBERS -- NOMINEE -- DALLAS, TEXAS.
President and chief executive officer of Fairfield Enterprises, Inc., a holding company for investments and real estate, Dallas, Texas, since April 1995. From August 1988 to April 1995, Mr. Albers was chairman, chief executive officer and president of Dr. Pepper/Seven-Up Companies, Dallas, Texas. Mr. Albers is a director of AMAL Corporation ("AMAL"), a 39% owned joint venture between Ameritas Life Insurance Corp. and AmerUs Life Insurance Company ("AmerUs Life"), one of the Company's principal subsidiaries. Mr. Albers has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1983. His current term expires May 9, 2002. He is 70 years of age.

     ALECIA A. DECOUDREAUX -- NOMINEE -- INDIANAPOLIS, INDIANA.
Secretary and deputy general counsel of Eli Lilly and Company, a pharmaceutical company, Indianapolis, Indiana, since 1999. Since 1980, Ms. DeCoudreaux has served in various legal and executive positions with Eli Lilly and Company. Ms. DeCoudreaux joined the Company's board of directors in 2001. Previously, she served as a director of ILICO from 1997 to 2001. Her current term expires May 9, 2002. She is 47 years of age.

     THOMAS F. GAFFNEY -- NOMINEE -- TIERRA VERDE, FLORIDA.
Managing director of Raymond James Capital, Inc., a merchant banking firm, St. Petersburg, Florida, since July 1997. From 1990 to 1997, Mr. Gaffney was a private investor. Mr. Gaffney has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1983. His current term expires May 9, 2002. He is 56 years of age.

     ANDREW J. PAINE, JR. -- NOMINEE -- INDIANAPOLIS, INDIANA.
Prior to his retirement in 1998, Mr. Paine was president and chief executive officer of NBD Bank, N.A. from 1992 to 1998 and executive vice president of First Chicago NBD Corporation from 1994 to 1998. Mr. Paine joined the Company's board of directors in 2001. Previously, he served as a director of ILICO from 1982 to 2001. His current term expires May 9, 2002. He is 64 years of age.

     JACK C. PESTER -- NOMINEE -- HOUSTON, TEXAS.
Chairman of Pester Marketing Company, a retail chain marketer of petroleum products, Houston, Texas, since July 1995. Mr. Pester is also chairman of the Executive Committee of KFx, Inc., an energy conversion and technology processing company, Denver, Colorado, since May 1999. From March 1987 to May 1999, Mr. Pester was senior vice president of The Coastal Corporation. He is a director of KFx, Inc. and AMAL. Mr. Pester has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1981. His current term expires May 9, 2002. He is 67 years of age.

             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

THE FOLLOWING DIRECTORS, EXCEPT FOR DR. BORGEN, SERVE FOR TERMS THAT EXPIRE AFTER 2002:

     JOSEPH A. BORGEN, PH.D. -- ST. CHARLES, IOWA.
President and chief executive officer of Des Moines Area Community College, Ankeny, Iowa, from 1981 until his retirement in 2001. Dr. Borgen has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1983. His current term expires on May 9, 2002, and he will retire from the board on that date. He is 61 years of age.

     ROGER K. BROOKS -- DES MOINES, IOWA.
Chairman, president and chief executive officer of the Company since May 1997 and president and chief executive officer from its formation in July 1996 to May 1997. Previously, Mr. Brooks was the chief executive officer of predecessor or affiliated companies since 1974. He is a director of AMAL. Mr. Brooks has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1971. His current term expires May 13, 2004. He is 64 years of age.

     MALCOLM CANDLISH -- OSPREY, FLORIDA.
Consultant and private investor since May 1998. Previously, Mr. Candlish was chairman of First Alert, Inc., Aurora, Illinois, from October 1992 until April 1998, chairman, president and chief executive officer from May 1996 to October 1996 and chairman and chief executive officer from December 1992 to May 1996. He is a director of The Black & Decker Corporation. Mr. Candlish has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1987. His current term expires May 8, 2003. He is 66 years of age.

     RALPH W. LASTER, JR. -- TOPEKA, KANSAS.
Private investor since December 1997. Mr. Laster served as chief executive officer of AmerUs Annuity Group, Co. ("AAG"), one of the Company's principal subsidiaries, Topeka, Kansas, from January 1988 to December 1997 and as chairman of the board from May 1988 to December 1997. He also served as president and chief executive officer of American Investors Life Insurance Company from April 1991 to December 1997, as chief executive officer of Financial Benefit Life Insurance Company from April 1996 to December 1997, and as an executive officer of various other subsidiaries of AAG. Mr. Laster has been a director of the Company since September 2000, and previously served as a director of predecessor or affiliated companies since 1998. His current term expires May 8, 2003. He is 50 years of age.

     JOHN W. NORRIS, JR. -- DALLAS, TEXAS.
Chairman of Lennox International, Inc. ("Lennox"), a manufacturer of heating and air conditioning equipment, Dallas, Texas, since January 2001, and chairman and chief executive officer of Lennox from January 1991 to January 2001. He has served as a director of Lennox since 1966. Mr. Norris has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1974. His current term expires May 8, 2003. He is 66 years of age.

     JOHN A. WING -- CHICAGO, ILLINOIS.
Professor of Law and Finance for the Center for Law and Financial Markets at the Illinois Institute of Technology since August 2001, and also served as executive director from July 1998 to August 2001. Previously, Mr. Wing was chairman and chief executive officer of ABN AMRO Incorporated from January 1997 to July 1998. Prior to that time, Mr. Wing was chairman and chief executive officer of The Chicago Corp. from January 1981 to January 1997. Mr. Wing is a director of Labe Diversified Financial, Inc. and Margo Caribe, Inc. Mr. Wing has been a director of the Company since September 2000, and previously served as a director of predecessor or affiliated companies since 1991. His current term expires May 8, 2003. He is 66 years of age.

     F.A. WITTERN, JR. -- DES MOINES, IOWA.
Chairman and chief executive officer of The Wittern Group, Des Moines, Iowa, a conglomerate of private companies involved in manufacturing, financial services, equipment leasing and international trade in the automatic merchandising industry. Mr. Wittern has been a director of the Company since February 1999. His current term expires on May 13, 2004. He is 64 years of age.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:

     VICTOR N. DALEY--DES MOINES, IOWA.
Executive vice president, chief administration and human resources officer of the Company since February 2000, and senior vice president, chief administration and human resources officer of the Company and predecessor or affiliated companies since September 1995. From April 1989 to September 1995, Mr. Daley was senior vice president and chief administrative officer of Royal Insurance, Charlotte, North Carolina. He is 58 years of age.

     BRIAN J. CLARK -- DES MOINES, IOWA.
Senior vice president and chief product officer of the Company since August 2001. Mr. Clark has been with the Company since 1988 and has previously served AmerUs Life as chief financial officer and as senior vice president in various departments and functions, including product development, product management and asset and liability management. He is 36 years of age.

     THOMAS C. GODLASKY -- DES MOINES, IOWA.
Executive vice president and chief investment officer of the Company and predecessor or affiliated companies since January 1995. Mr. Godlasky has also been president of AmerUs Capital Management since January 1998. From February 1988 to January 1995, he was manager of the Fixed Income and Derivatives Department of Providian Corporation, Louisville, Kentucky. He is a director of Ameritas Variable Life Insurance Company, ("AVLIC") and Ameritas Investment Corp. ("AIC"), wholly-owned subsidiaries of AMAL. He is 46 years of age.

     MARK V. HEITZ -- TOPEKA, KANSAS.
President and chief executive officer of AAG, American Investors Life Insurance Company and Financial Benefit Life Insurance Company, Topeka, Kansas since December 1997 and president and chief executive officer of Delta Life and Annuity Company since May 2000. Previously, Mr. Heitz served as the president, general counsel and director of AAG from December 1986 until December 1997. Mr. Heitz also served as president, general counsel and director of American Investors Life Insurance Company from October 1986 until December 1997. He is 48 years of age.

     GARY R. MCPHAIL -- DES MOINES, IOWA.
President and chief executive officer of AmerUs Life since May 1997 and president and chief executive officer of ILICO since October 2001. Mr. McPhail was executive vice president -- marketing and individual operations of New York Life Insurance Company, New York, New York, from July 1995 to November 1996. From June 1990 to July 1995, he was president of Lincoln National Sales Corporation, Fort Wayne, Indiana. Mr. McPhail is a director of AMAL, AIC and AVLIC. He is 53 years of age.

     MELINDA S. URION -- DES MOINES, IOWA
Executive vice president and chief financial officer of the Company since March 2002. Prior to joining the Company, she was senior vice president and chief financial officer at Fortis Financial Group, Minneapolis, Minnesota, from December 1997 to April 2001. From July 1988 to November 1997, Ms. Urion served in various accounting and executive positions with American Express Financial Corp, Minneapolis, Minnesota, including senior vice president of finance and chief financial officer from November 1995 to November 1997. She is 48 years of age.

                        BOARD STRUCTURE AND COMPENSATION

     The board of directors is divided into three classes serving three-year terms. The board has 12 directors and the following 6 committees: (1) Audit; (2) Board Operations; (3) Executive; (4) Finance and Strategy; (5) Human Resources; and (6) Investment and Risk Management.

     The board of directors meets on a regularly scheduled basis. During 2001, the board held four regular meetings and two special meetings. Each director attended at least 75% of all board meetings and applicable committee meetings. The board of directors has assigned certain responsibilities to committees.

     The Audit Committee is responsible for review of the Company's auditing, accounting, financial reporting and internal control functions and for the selection of independent auditors (subject to ratification by the full board and shareholder approval). In addition, the Committee reviews the independence of, and the non-audit services, provided by the Company's independent auditors. In discharging its duties, the Audit Committee is expected to:

     - review and approve the scope of the annual audit and independent auditors fees;

     - meet independently with the Company's internal auditing staff, independent auditors and senior management;

     - review the general scope of the Company's accounting, financial reporting, annual audit and internal audit functions, matters relating to internal control functions, and results of the annual audit;

     - review disclosures from the Company's independent auditors regarding Independence Standards Board Standard No. 1.

     Members of the Audit Committee, which met five times during 2001, are Joseph A. Borgen, (Chairman), Malcolm Candlish, Ralph W. Laster, Jr. and Jack C. Pester. All members are non-employee directors. In 2001, the Audit Committee approved and adopted an Audit Committee Charter, which is attached to this Proxy Statement as Appendix I.

     The Board Operations Committee reviews the organization and operation of the board of directors and recommends a slate of directors for election by shareholders at each annual meeting and/or proposes candidates to fill vacancies on the board of directors. Members of the Board Operations Committee, which met four times during 2001, are Jack C. Pester (Chairman), John R. Albers and John
W. Norris, Jr. All members are non-employee directors.

     The Executive Committee exercises the powers and authority of the board of directors between board meetings, except those powers, that, by law, cannot be delegated by the board of directors. Members of the Executive Committee, which did not meet during 2001, are Roger K. Brooks (Chairman), John R. Albers, John
W. Norris, Jr. and Jack C. Pester.

     The Finance and Strategy Committee reviews the management of the Company's financial resources and the impact of such management on the Company's strategic business plans and objectives. Members of the Finance and Strategy Committee, which met three times during 2001, are Thomas F. Gaffney (Chairman), John R. Albers, John A. Wing and F.A. Wittern, Jr. All members are non-employee directors.

     The Human Resources Committee reviews and recommends the compensation for executive officers, including base salary, incentive compensation and other benefits. The Human Resources Committee also administers the Company's stock option plans. The Human Resources Committee has general oversight with respect to the Company's compensation policy and employee benefit programs and management succession planning. Members of the Human Resources Committee, which met six times during 2001, are John W. Norris, Jr. (Chairman), Malcolm Candlish, Alecia A. DeCoudreaux and Thomas F. Gaffney. All members are non-employee directors.

     The Investment and Risk Management Committee oversees investments and investment policy of the Company and its operating subsidiaries. Members of the Investment Committee, which met four times during 2001, are John A. Wing (Chairman), Joseph A. Borgen, Ralph W. Laster, Jr. Andrew J. Paine, Jr. and F.A. Wittern, Jr. All members are non-employee directors.

                    EXECUTIVE OFFICER/DIRECTOR COMPENSATION

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

     All compensation received, earned or accrued by such officers has been from either the Company, AmerUs Life or AAG.

     The following Summary Compensation Table sets forth certain information concerning compensation for services rendered in all capacities awarded or paid by the Company (including compensation paid by AmerUs Life and AAG) to its Chief Executive Officer and the other named executive officers (collectively, the "Named Executive Officers") during the years ended December 31, 2001, 2000, and 1999:

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                          -------------------------------------   --------------------------------------
                                                                                  RESTRICTED    SECURITIES
                                                                   OTHER ANNUAL     STOCK       UNDERLYING       LTIP
           NAME AND              FISCAL                BONUS(A)    COMPENSATION    AWARD(S)    OPTIONS/SARS   PAYOUTS(D)
      PRINCIPAL POSITION          YEAR    SALARY($)      ($)           ($)          (B)($)        (C)(#)         ($)
      ------------------         ------   ---------    --------    ------------   ----------   ------------   ----------
Roger K. Brooks................   2001    $625,000    $  945,000    $       --     $     --      150,000       $    --
 Chairman, President and          2000     575,000     1,100,000            --           --      195,000            --
 Chief Executive Officer          1999     500,000       990,000            --      107,520       70,000        47,924
 of the Company
Thomas C. Godlasky.............   2001     400,000       500,000            --           --       50,000            --
 Executive Vice President         2000     365,000       450,000            --           --       55,000            --
 and Chief Investment             1999     315,000       490,000            --       35,840       10,000        18,103
 Officer of the Company
Mark V. Heitz..................   2001     375,000       325,000     310,000(F)          --       50,000            --
 President and Chief              2000     362,500       300,000     310,000(F)          --       55,000            --
 Executive Officer of             1999     337,500       490,000     670,000(F)          --       20,000            --
 AmerUs Annuity Group,
 American Investors Life
 Insurance Company and
 Financial Benefit Life
 Insurance Company
Gary R. McPhail................   2001     375,000       175,000            --           --       50,000            --
 President and Chief              2000     362,500       325,000            --           --       50,000            --
 Executive Officer of             1999     335,000       365,000            --       35,840       10,000        21,395
 AmerUs Life and
 Indianapolis Life and
 Chairman, President and
 Chief Executive Officer
 of Delta Life and Annuity
Victor N. Daley................   2001     262,500       225,000            --           --       25,000            --
 Executive Vice President         2000     250,000       275,000            --           --       20,000            --
 and Chief Administration         1999     220,000       315,000            --       17,920        7,500         7,176
 and Human Resources
 Officer of the Company


                                  ALL OTHER
           NAME AND              COMPENSATION
      PRINCIPAL POSITION            (E)($)
      ------------------         ------------
Roger K. Brooks................    $350,067
 Chairman, President and            257,607
 Chief Executive Officer            100,325
 of the Company
Thomas C. Godlasky.............      82,267
 Executive Vice President            79,497
 and Chief Investment                61,304
 Officer of the Company
Mark V. Heitz..................      65,931
 President and Chief                 89,791
 Executive Officer of                51,969
 AmerUs Annuity Group,
 American Investors Life
 Insurance Company and
 Financial Benefit Life
 Insurance Company
Gary R. McPhail................      55,426
 President and Chief                 57,311
 Executive Officer of                38,419
 AmerUs Life and
 Indianapolis Life and
 Chairman, President and
 Chief Executive Officer
 of Delta Life and Annuity
Victor N. Daley................      82,082
 Executive Vice President            82,600
 and Chief Administration            49,912
 and Human Resources
 Officer of the Company

-------------------------
(A) In 1999, a new Senior Executive Incentive Plan ("SEIP") was recommended by the outside executive compensation consultant retained by the Human Resources Committee of the Board to replace the Management Incentive Plan ("MIP") for senior executives. For 1999 and 2000, the SEIP provided for an incentive pool of money using a formula driven by increasing the Company's Earnings Per Share ("EPS"). In 2001, the SEIP incentive pool was calculated using a formula driven by operating earnings and company-wide expense reductions. Pursuant to the MIP and the SEIP, bonuses shown for 1999, 2000 and 2001 were paid in 2000, 2001 and 2002 respectively. The SEIP provides that employees participating in the plan are eligible to defer a portion of their annual bonus to purchase phantom stock units at a price per unit equal to the fair market value of the Company's common stock on the date of purchase. The Company will match a specified percentage of the phantom stock units purchased pursuant to the deferral program up to a total of $20,000 per each deferral. On the third anniversary of the employee's deferral, the Company will pay to the employee an amount in cash determined by multiplying the number of units times the fair market value of the Company's common stock on that date, provided the employee continues to be employed by the Company or one of its subsidiaries on that date. The entire Company match is forfeited if the employee's employment terminates prior to the third anniversary of the employee's deferral. The Human Resources Committee of the board of directors determines the maximum amount of bonus that can be deferred and the percentage match of the Company. For the 2001 bonus paid in 2002, the following amounts were deferred: Mr. Brooks -- $150,000; Mr. McPhail -- $87,500; Mr. Godlasky -- $40,000; Mr.
     Heitz -- $40,000; and Mr. Daley -- $40,000. The Company match was 50% up to a maximum of $20,000.

(B) Restricted Stock is valued without regard to restrictions on transfer. The awards will not vest until the third anniversary of the date the award was granted. At December 31, 2001 (based upon a fair market value stock price on that date of $35.84) the number and market value of shares of restricted stock held by each of the named executive officers were as follows: Mr. Brooks (3,000; $107,520), Mr. Godlasky (1,000; $35,840), Mr. McPhail
     (1,000; $35,840), and Mr. Daley (500; $17,920). The shareholder is entitled to receive cash dividends and has all other rights as a shareholder as to such shares prior to vesting. However, the entire award is forfeited if the shareholder's employment terminates prior to vesting. Effective February 12, 2002, the restrictions on these awards were removed.

(C) The options were granted with an exercise price equal to the fair market value of the underlying stock on the date of grant.

(D) Pursuant to the long-term incentive compensation performance share plan (the "LTIP"). The LTIP was discontinued as of 1998 and no awards were made in 1998 or 1999. The final payout for awards granted in previous years occurred in 1999.

(E) Amounts shown as "Other Compensation" for 1999, 2000 and 2001 are comprised of the items set forth in the table below.

                                              QUALIFIED PLAN
                            ---------------------------------------------------
                                 401(K)
                                MATCHING            BASIC            BENEFIT
                            CONTRIBUTIONS($)   CONTRIBUTIONS($)   SUPPLEMENT($)
                            ----------------   ----------------   -------------
Roger K. Brooks......  2001      $8,500             $6,800           $14,841
                       2000       8,500              6,800             4,200
                       1999       8,000              6,400             5,600
Thomas C. Godlasky...  2001       8,500              6,800             2,618
                       2000       8,500              6,800             2,618
                       1999       8,000              6,400             9,702
Mark V. Heitz........  2001       8,500              6,800             5,950
                       2000       8,500              6,800             4,200
                       1999       8,000              6,400             5,600
Gary R. McPhail......  2001       8,500              6,800                --
                       2000       8,500              6,800                --
                       1999       8,000              6,400                --
Victor N. Daley......  2001       8,500              6,800            13,872
                       2000       8,500              6,800             4,200
                       1999       8,000              6,400             5,600

                                     SUPPLEMENTAL EXECUTIVE                 EXCESS BENEFIT
                                        RETIREMENT PLAN                          PLAN
                       --------------------------------------------------   --------------
                                                                               INTERIM
                        SERP MATCHING          BASIC           BENEFIT         BENEFIT
                       CONTRIBUTIONS($)   CONTRIBUTION($)   SUPPLEMENT($)   SUPPLEMENT($)
                       ----------------   ---------------   -------------   -------------
Roger K. Brooks......      $118,963           $61,374         $133,948         $ 5,641
                             64,192            51,304          111,970          10,641
                             22,297            15,604           34,056           8,368
Thomas C. Godlasky...        30,362            24,539            9,448              --
                             29,627            23,070            8,882              --
                             13,135             7,608           16,459              --
Mark V. Heitz........        16,712            14,917           13,052              --
                             27,417            21,933           19,191           1,750
                             12,656            10,300            9,013              --
Gary R. McPhail......        23,006            17,120               --              --
                             23,891            18,120               --              --
                             14,815             9,204               --              --
Victor N. Daley......        13,823            11,321           23,094           4,672
                             15,568            12,454           25,406           9,672
                              8,713             4,521            9,222           7,456

(F)  Mr. Heitz received a Special Performance bonus in 1999, 2000 and 2001.

Option Grants Table

     The following table presents information as to stock options granted during the year ended December 31, 2001. The two columns on the right project the amount that could be earned if the common stock price appreciates at the annual rates indicated and if the options are held until the expiration dates shown. There is no assurance that any particular level of potential realizable value will actually be earned.

                       OPTION GRANTS FOR FISCAL YEAR 2001

                                                               INDIVIDUAL GRANTS
                             -------------------------------------------------------------------------------------
                             NUMBER OF      % OF TOTAL
                             SECURITIES      OPTIONS                                 POTENTIAL REALIZABLE VALUE AT
                             UNDERLYING     GRANTED TO     EXERCISE                     ASSUMED ANNUAL RATES OF
                              OPTIONS      EMPLOYEES IN     PRICE      EXPIRATION    STOCK PRICE APPRECIATION FOR
                             GRANTED(1)    FISCAL YEAR      ($/SH)        DATE             OPTION TERM($)(2)
                             ----------    ------------    --------    ----------    -----------------------------
NAME                                                                                     5%                10%
----                                                                                     --                ---
Roger K. Brooks..........      150,000         18.5%        $30.05      2/9/2011     $2,834,743        $7,183,794
Mark V. Heitz............       50,000          6.2%         30.05      2/9/2011        944,914         2,394,598
Gary R. McPhail..........       50,000          6.2%         30.05      2/9/2011        944,914         2,394,598
Thomas C. Godlasky.......       50,000          6.2%         30.05      2/9/2011        944,914         2,394,598
Victor N. Daley..........       25,000          3.1%         30.05      2/9/2011        472,457         1,197,299

---------------
(1) These options were granted on February 9, 2001 at the then fair market value of the Company's common stock. The options vest and become exercisable on February 9, 2002, February 9, 2003 and February 9, 2004 in 33% increments respectively.

(2) Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option period. The Company's stock price at the end of the ten-year term for the options granted to all executive officers are $48.95 and $77.94, for 5% and 10% appreciation, respectively. The numbers are calculated based on requirements promulgated by the Securities and Exchange Commission. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive were to sell the shares on the date of exercise), so there is no assurance that the value realized will be at or near the potential realizable value as calculated in this table. The total gain to all shareholders using all executive officers' values would be $789,727,312 and $2,001,324,062 at 5% and 10% annual appreciation, respectively. The aggregate gains for the above officers represent less than 0.78% of the gain to all shareholders.

Option Exercises and Values Table
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                 SHARES                       OPTIONS AT FY-END(#)                FY-END($)(1)
                                ACQUIRED       VALUE      ----------------------------    ----------------------------
NAME                           ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                           -----------    --------    -----------    -------------    -----------    -------------
Roger K. Brooks............        --           --          391,900         188,100        4,232,877       1,889,323
Mark V. Heitz..............        --           --          239,713          58,267        3,416,766         584,637
Gary R. McPhail............        --           --          126,700          53,300        1,284,825         507,625
Thomas C. Godlasky.........        --           --          120,034          54,966        1,257,985         534,015
Victor N. Daley............        --           --           66,692          25,808          655,132         240,068

---------------
(1) Based on a closing stock price of $35.84 per share on December 31, 2001, the last business day of the Company's fiscal year and the exercise price of in-the-money options multiplied by the number of shares subject to in-the-money options.

Long-Term Incentive Compensation Plan

     AmerUs Life established the LTIP, effective January 1, 1995. The LTIP was discontinued as of 1998 and no awards were made in 1998 or 1999. The final payout for awards granted in previous years occurred in 1999.

Stock Incentive Plans

     On September 15, 1996, the Company's board of directors adopted the AmerUs Group Co. Stock Incentive Plan (the "1996 Stock Plan"). The 1996 Stock Plan was approved by the Company's shareholders and became effective on December 4, 1996. No grants were made under the 1996 Stock Plan until July 28, 1997. The purpose of the 1996 Stock Plan is to enable the Company to attract and retain employees and to align employees' interest with the performance of the Company. The 1996 Stock Plan provides for the grant of options (including incentive stock options and non-qualified stock options), stock appreciation rights and restricted stock awards. No options were granted to the Executive Officers under the 1996 Stock Plan in 2001.

     On February 11, 2000, the board of directors adopted the AmerUs Group 2000 Stock Incentive Plan (the "2000 Stock Plan"). The 2000 Stock Plan was approved by the shareholders and became effective May 5, 2000. Options were granted to all Executive Officers under the 2000 Stock Plan in 2001.

Executive Stock Purchase Plan

     In November 1998, the Company adopted the AmerUs Group Co. Executive Stock Purchase Plan (the "Stock Purchase Plan") to encourage direct, long-term ownership of the Company's securities by executive officers and certain senior officers. Under the Purchase Plan, up to $25 million of common stock or the Company's 7.00% Adjustable Conversion-rate Equity Securities Units ("ACES Units") could be purchased in open market or negotiated transactions with independent parties. Purchases were to be financed by full recourse personal loans at market interest rates to the participants from a bank. The Company agreed to guarantee the loans in the event of default, but has recourse to the participants if it incurs a loss under the guarantee. Participants in the Stock Purchase Plan are fully liable for any losses, as well as for the repayment of the loan when it comes due. A total of 49 officers of the Company and its subsidiaries, including the Named Executive Officers, elected to participate in the Stock Purchase Plan.

Savings and Profit Sharing Plans

     Each of the Named Executive Officers participates in the All*AmerUs Savings & Retirement Plan (the "Savings & Retirement Plan"), a profit sharing plan containing a qualified cash or deferred arrangement and the nonqualified All*AmerUs Supplemental Executive Retirement Plan (the "Supplemental Plan"). Of the Named Executive Officers, Messrs. Brooks and Daley also participate in the nonqualified All*AmerUs Excess Benefit Plan (the "Excess Plan"). Each of the Named Executive Officers, except Messrs. Heitz and McPhail, also had a frozen benefit under the qualified American Mutual Life Insurance Company Pension Plan (the "AML Frozen Pension Plan"). Additionally, the Named Executive Officers, except Messrs. Heitz and McPhail, have a frozen benefit under the nonqualified American Mutual Life Insurance Company Supplemental Executive Retirement Plan (the "AML Frozen SERP").

     Under the Savings & Retirement Plan, the Company will contribute 4% of each eligible participating employee's compensation as of the end of a plan year in accordance with plan provisions ("Basic Contribution"). With the merger of the AAG Employee Stock Ownership Plan (the "AAG ESOP"), beginning with the 1999 Plan year, this Basic Contribution will be made in the form of cash and shares of the Company's common stock; the portions of cash and stock will be determined at the end of each year and may vary year to year. The shares of stock contributed as part of the Basic Contribution will be made in accordance with the plan provision of the Employee Stock Ownership Plan (ESOP) component of the Savings & Retirement Plan. In addition, the Company will make a maximum matching contribution equal to 5% of an employee's compensation for the first 4% of salary deferral ("Matching Contributions").

     The Company may also contribute to the Savings and Retirement Plan and Supplemental Plan, on behalf of each participating employee who was, as of December 31, 1995, an active participant in either the AML

Frozen Pension Plan or AML Frozen SERP (hereafter jointly referred to as the "Frozen Pension Plans"), a certain percentage of such employee's compensation ("Interim Benefit Supplement") in order to make up any shortfall between the amount to which such employee would have been entitled under either of the Frozen Pension Plans as compared to such employee's projected benefits under the Savings & Retirement Plan and Supplemental Plan. The amount of the Interim Benefit Supplement made on behalf of any eligible employee is reduced by any discretionary profit sharing contribution allocated to such employee under the Savings & Retirement Plan and the Supplemental Plan. Each of the Named Executive Officers, except Messrs. Heitz, Godlasky and McPhail, received an Interim Benefit Supplement in 2001.

     As a result of the plan mergers, the Company may also contribute to the Savings & Retirement Plan and Supplemental Plan, on behalf of each AAG employee who was, as of January 1, 1999, an active qualifying AAG employee for the AAG Money Purchase Pension Plan (the "AAG MPPP"), a certain percentage of such employee's compensation (the "Benefit Supplement") in order to make up any shortfall between the projected benefits such employee would have had under the AAG MPPP as compared to such employee's projected benefits under the Savings & Retirement Plan and Supplemental Plan. The amount of the Benefit Supplement made on behalf of any eligible AAG employee is reduced by any discretionary contribution allocated to such employee under the Savings & Retirement Plan and the Supplemental Plan. Of the Named Executive Officers, only Mr. Heitz receives a Benefit Supplement.

     The following table sets forth the frozen accrued monthly benefits payable as a straight life annuity to each of the Named Executive Officers under the AML Frozen SERP, assuming retirement at age 65 (current normal retirement age):

                                 PENSION TABLE
                            FROZEN ACCRUED BENEFITS

                                                                MONTHLY
NAME                                                            BENEFITS
----                                                            --------
Roger K. Brooks.............................................    $17,363
Mark V. Heitz...............................................          0
Gary R. McPhail.............................................          0
Thomas C. Godlasky..........................................        671
Victor N. Daley.............................................         68

Supplemental Benefit Agreement

     In April 1999, the Company entered into Supplemental Benefit Agreements with each of its Named Executive Officers, which were amended in February 2000. These agreements provide that in the event of (i) a change of control of the Company (as defined below) and (ii) a termination by the Named Executive Officer for "good reason" or a termination of the Named Executive Officer not for cause within two years of a change of control, the Named Executive Officer shall be entitled to: (1) a cash severance payment in an amount equal to three times such officer's annual base compensation and bonus; (2) continuation of employee welfare benefits for three years; and (3) immediate vesting of benefits under the Savings and Retirement Plan, the Supplemental Plan and the Excess Plan. Payments to any of the Named Executive Officers under the Supplemental Benefit Program will be increased to offset the affects of any excise taxes payable with respect to such payments.

     For purposes of the Supplemental Benefit Program, a change of control shall be deemed to have occurred upon the happening of any one of the following events: (1) the individuals who, prior to any merger, consolidation, dissolution or similar transaction ("Transaction"), constituted the Company's board of directors, ceasing to constitute at least a majority thereof, unless the election, or the nomination for election of each director of the Company for a period of two years following consummation of the Transaction was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company prior to such Transaction; or (2) any acquisition of twenty-five percent or more of the Company's common stock.

     Also, for purposes of the Supplemental Benefit Program, termination for "good reason" means a change of control and the occurrence of any one of the following events without the Named Executive Officer's consent: (1) the assignment to such officer of duties substantially inconsistent with such officer's position, duties, responsibility or status with the Company or a substantial reduction of such officer's duties or responsibilities, as compared with such officer's duties or responsibilities prior to such reduction, or any removal of such officer from, or any failure to re-elect the officer to, the position such officer held at the time of such removal or failure to re-elect, except in connection with termination of employment for cause; (2) a reduction in the amount of such officer's base compensation, a material reduction in payments received by such officer under any bonus or incentive plans in which the such officer participates or a material reduction in any other perquisites to which such officer is entitled; (3) the relocation of such officer's principal office to a location more than thirty-five miles from the location of such office immediately prior to such change of control; or (4) any material breach by the Company of any of the provisions of the Supplemental Benefit Agreement.

DIRECTOR COMPENSATION

     For their services on the board of directors, non-employee directors are paid $20,000 per year and $2,000 for each board meeting attended and $1,000 for each committee meeting attended. The chairman of each of the Audit, Board Operations, Finance and Strategy, Human Resources, and Investment Committees receives an additional $4,000 per year.

     Non-employee directors participate in both the Non-Employee Director Stock Plan ("Director Plan"), which was approved by the Company's shareholders on December 4, 1996, and the AmerUs Group 2000 Stock Incentive Plan. Under these plans, options to purchase 2,500 shares of the Company's common stock were automatically granted to each non-employee director on the first business day of each year beginning in 1998 and 3,500 shares beginning in 2002. The exercise price for all non-employee director options granted under the plans is 100% of the fair market value of the shares on the date of grant. All such options vest and become exercisable in equal installments on the first, second and third anniversary of the date of grant, assuming continued service on the board of directors.

     The Director Plan also provides that non-employee directors may elect to take all or part of their director fees in the Company's common stock. Directors making this election will receive the number of shares equal to the dollar amount of director fees, which the director has elected to receive in the form of stock, divided by 75% of the fair market value of the stock as of each payment date. Each director making this election must enter into an agreement which restricts the stock from being sold, transferred, pledged or assigned for a period of two years from the purchase date.

     In accordance with the Combination Agreement pursuant to which the Company acquired ILICO, Larry R. Prible, chairman, president and chief executive officer of ILICO was appointed to the Company's board of directors as vice chairman effective May 18, 2001, the closing date of the acquisition. In connection with Mr. Prible's resignation from the Company's board of directors in July 2001 and the termination of his employee relationships with the Company and all of its affiliates or subsidiaries effective October 2001, Mr. Prible received the following payments from the Company or ILICO subsequent to May 18, 2001: (1) a lump sum severance payment of $1,800,360 pursuant to his Executive Employment Agreement with ILICO dated May 11, 2000 ("employment agreement"); (2) a bonus payment of $211,141 pursuant to the employment agreement and (3) $247,500 in salary continuation payments, and insurance and vacation benefits on the same terms as any other active employee, through October 31, 2001. Mr. Prible will also receive pension benefits to which he is entitled under the employment agreement.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the cumulative total shareholder return on the Company's common stock for the period from January 28, 1997, the date of the Company's initial public offering, through December 31, 2001, with the cumulative total return of the Russell 2000 stock index and a peer group of companies (the "Peer Group") consisting of twelve life insurance companies whose stock is publicly traded to which the Company compares its business and operations: Conseco Inc., Delphi Financial Group, Inc., FBL Financial Group, Inc., Great American Financial Resources, Inc., Jefferson-Pilot Corporation, Kansas City Life Insurance Company, Lincoln National Corporation, MONY Group, Inc., Phoenix Companies, Inc., Presidential Life Corporation, Principal Financial Group, Inc. and Protective Life Corporation. During 2001, Liberty Financial Companies was removed from the Peer Group because it was acquired by another company and is no longer publicly traded. In addition, Phoenix Companies, Inc. and Principal Financial Group, Inc., which first became public companies in 2001, were added because their business and operations are comparable to the Company's. The graph assumes a $100.00 investment on January 28, 1997 and the reinvestment of dividends. The return of the Peer Group is based on the return of each company included therein weighted to reflect each such company's stock market capitalization.

                            CUMULATIVE TOTAL RETURNS
         PERIOD BEGINNING JANUARY 28, 1997 AND ENDING DECEMBER 31, 2001
                           TOTAL SHAREHOLDER RETURNS

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------------------------------------
                              1/28/97       12/31/97       12/31/98       12/31/99       12/31/00       12/31/01
--------------------------------------------------------------------------------------------------------------------
  AmerUs Group Co.            $100.00       $225.82        $139.02        $145.37        $208.44        $233.37
--------------------------------------------------------------------------------------------------------------------
  Peer Group                   100.00        146.67         172.95         157.53         184.83         166.68
--------------------------------------------------------------------------------------------------------------------
  Russell 2000                 100.00        119.25         115.14         137.73         131.94         133.30
--------------------------------------------------------------------------------------------------------------------

                           HUMAN RESOURCES COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee (the "Committee") presently consists of Ms. DeCoudreaux, and Messrs. Candlish, Gaffney, and Norris, none of whom is an employee of the Company. As part of its duties, the Committee reviews compensation levels of executive officers, evaluates management performance and administers the Company's Senior Executive and Management Incentive Plans, and Stock Option Plan. The Committee is assisted by the Company's Human Resources personnel, and from time to time by compensation consulting firms which supply the Committee statistical data and other executive compensation information to permit the Committee to compare the Company's compensation policies against compensation levels nationwide and against programs of other companies of similar size in the Company's industry and geographic area.

     The Company's executive compensation programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving the Company's short and long term strategic goals, to link executive compensation and shareholder interests through Company performance and equity based plans, and to recognize individual contributions to Company performance.

     Compensation for the Company's executive officers consists of three principal elements: base salary, annual incentive, and long-term incentive. The combination and relative weighting of these elements reflect the Committee's belief that executive compensation should be closely tied to the Company's profitability and shareholder value.

     Base Salary. Executive officer salaries are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions based on statistical data provided by the Company's compensation consultants. Executive officer base salaries are targeted at the 40th percentile established by such data in order to place a greater emphasis on Company performance-based components of the compensation package. The Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in market conditions and individual performance and responsibilities. Base compensation for Roger K. Brooks, the Company's Chairman, President and Chief Executive Officer, has increased from $625,000 to $710,000 effective March 1, 2002.

     Annual Incentive. The Company's annual incentive program acknowledges Company and individual performance. Generally, awards under the annual program can be paid only if the Company achieves certain pre-approved targets established by the Committee. The annual program is intended to bring the executives' total cash compensation (base salary and annual incentive) to the 50th percentile established by reference to the statistical data discussed above when all Company profitability and individual performance criteria are met. In those circumstances where performance exceeds pre-approved targets, the total cash compensation could exceed the 50th percentile.

     For fiscal 2001, the Committee approved an incentive program based on Net Operating Earnings and an overall expense reduction objective. A pool was generated based on a pre-established formula. The CEO's bonus under the incentive program was based on a fixed percentage of the calculated pool. Once eligibility was established, other executive's awards were recommended by the CEO and adjusted and approved at the Committee's discretion based on individual performance and other Company performance criteria. Based on results of the company against the pre-determined targets, an award of $945,000 was granted for 2001 performance to Mr. Brooks.

     Long-Term Incentive. The company has established a long-term incentive plan utilizing a Stock Option Plan designed to align the interests of executive officers with those of the Company's shareholders. Under the Company's Stock Option Plan, stock options may be granted to executive officers and other key employees of the Company and its subsidiaries and affiliates. Upon joining the Company, an individual's initial option grant will be based on the individual's responsibilities and position and upon competitive market information provided by the Company's compensation consultants. Thereafter, the size of any annual stock option award will be based primarily on an individual's responsibilities and the individual's performance and position with the Company. All stock options granted to the Company's executive officers will be granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant and will generally vest over three years. Vesting is designed to encourage the creation of stockholder value over the long term since no benefit will be realized from the stock option grant unless the price of the common stock rises over a number of years. Mr. Brooks was granted 120,000 share options as of February 8, 2002.

     Other elements of executive compensation include participation in a Company-wide medical and insurance benefits plan, and the ability to defer compensation pursuant to a 401(k) plan. The Company presently makes matching contributions for all participants in the 401(k) plan subject to a maximum Company match of 5% for the first 4% of salary deferral. Additionally, a core contribution of 4% of base salary plus annual incentive is contributed to all participants' accounts. In 2002, a portion of the core contribution of 4% will be offset by the ESOP component in the 401(k).

     Mr. Brooks receives no other material compensation or benefits not provided to all executive officers.

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                          HUMAN RESOURCES COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          John W. Norris, Jr., Chairman
                                          Malcolm Candlish
                                          Alecia A. DeCoudreaux
                                          Thomas F. Gaffney

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries during the fiscal year, formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

                        REPORT OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

     The Audit Committee reviews the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees) as amended.

     In addition, the Committee has discussed with the independent auditors, the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

     The Audit Committee acts pursuant to the Audit Committee Charter adopted by the board of directors. Each of the Audit Committee members satisfies the definition of independent director as established under the listing standards of the New York Stock Exchange.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Respectfully submitted by the members of the Audit Committee of the board of directors:

                                          Joseph A. Borgen, Chair
                                          Malcolm Candlish
                                          Ralph W. Laster, Jr.
                                          Jack C. Pester

INDEPENDENT AUDITOR FEES

     The following table sets forth the aggregate fees billed to the Company and subsidiaries for the fiscal year ended December 31, 2001 by the Company's independent auditor, Ernst & Young LLP:

Audit fees..................................................    $  680,000
Financial Information Systems Design and Implementation.....            --
All other fees:
  Audit related fees (a)....................................       474,860
  Non-Audit related (b)(c)..................................     1,199,434
                                                                ----------
                                                                $2,354,294
                                                                ==========

---------------
(a) Primarily related to statutory and benefit plan audits, control and security testing, and acquisition due diligence and related matters.

(b) Includes fees for accounting and tax assistance, tax compliance and other non-audit related services.

(c) The audit committee has considered whether the provision of these services is compatible with maintaining Ernst & Young LLP's independence.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

LOAN GUARANTEE

     Pursuant to the Stock Purchase Plan, the Company guaranteed personal loans in the aggregate amount of approximately $24.4 million plus interest made by a bank to certain members of the Company's management, including the Named Executive Officers. Each participant has agreed to repay the Company for any amounts paid by the Company under the guarantee in accordance with a reimbursement agreement entered into between the participant and the Company. As of February 28, 2002, the outstanding principal balances of the bank loans to the Named Executive Officers which are guaranteed by the Company were as follows: Mr. Brooks -- $4,017,660; Mr. Heitz -- $1,674,722; Mr.
McPhail -- $1,004,379; Mr. Godlasky -- $1,504,759; and Mr. Daley -- $903,897.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and 10 percent holders of the Company's common stock to file reports concerning their transactions in, and ownership of the Company's equity securities. Based solely on the review of the Forms 3, 4 and 5 furnished to the Company and certain representations made to the Company, the Company believes that there were no filing deficiencies under Section 16(a) by its directors and executive officers during 2001.

                                   PROPOSAL 2
                             SELECTION OF AUDITORS

     The board of directors, acting upon recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP to examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2002. The favorable vote of the holders of the majority of the outstanding shares present in person or represented by proxy and entitled to vote at the annual meeting is required for shareholder ratification of this action. Ernst & Young LLP served as the Company's independent auditor during the 2001 fiscal year.

     KPMG LLP was the independent auditor for the Company until December 31, 2000. On February 19, 2001, management of the Company notified KPMG LLP that their appointment as independent auditor would be terminated effective upon issuance of KPMG LLP's reports on the consolidated financial statements of the Company and subsidiaries for the year ended December 31, 2000. Ernst & Young LLP was engaged as independent auditor effective upon KPMG LLP's termination. The decision to change auditors was recommended by the Audit Committee of the board of directors and approved by the board of directors.

     In connection with the audits of the two fiscal years ended December 31, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit reports of KPMG LLP on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     Representatives from Ernst & Young LLP will be present at the 2002 annual meeting. The representatives will have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL

                                 OTHER MATTERS

     Neither the board of directors nor management intends to bring any matter for action at the 2002 annual meeting of shareholders other than those matters described above. If any other matter or any proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Under the rules of the Securities and Exchange Commission (the "SEC"), proposals of shareholders intended to be presented at the 2003 annual meeting of shareholders (May 2003) must be received by the Company no later than November 29, 2002, as well as meet the other SEC requirements, in order to be considered for inclusion in the Company's 2003 Annual Meeting Proxy Statement and form of proxy to be mailed in March 2003.

     The Company's By-laws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual meeting of shareholders. Generally, a shareholder must give timely notice to the Secretary of the Company. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated as the time of the previous year's proxy statement, notice by the shareholder to be timely must be received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder and (iv) any material interest of the shareholder in such business, and other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the "1934 Act") "in his/her capacity as a proponent to a shareholder proposal. If you would like a copy of the relevant By-law provision regarding the requirement for mailing shareholder proposals and nominating director candidates, please contact James A. Smallenberger, Secretary, AmerUs Group Co., 699 Walnut Street, Des Moines, Iowa 50309-3948.

                                          By Order of the board of directors

                                          /s/ JAMES A. SMALLENBERGER
                                          James A. Smallenberger
                                          Senior Vice President
                                          and Secretary
Dated: March 22, 2002

                                   APPENDIX I
                    AMERUS GROUP CO. AUDIT COMMITTEE CHARTER

COMMITTEE ROLE

     The committee's role is to act on behalf of the board of directors and monitor all material aspects of the company's financial reporting, control, and audit functions, except those specifically related to the responsibilities of another standing committee of the board.

     The role also includes coordination with other board committees and maintenance of strong, positive working relationships and communications with management, external and internal auditors, general counsel, and other committee advisors.

COMMITTEE MEMBERSHIP

     The committee will be comprised of three or more directors as determined by the board, each of whom will be independent directors and free from any relationship that, in the opinion of the board, would interfere with the exercise of his or her independent judgement as a member of the committee. All members of the committee will have a working familiarity with basic finance and accounting practices, and at least one member of the committee will have accounting or related financial management expertise. Membership requirements will comply with the requirements of the New York Stock Exchange.

COMMITTEE OPERATING PRINCIPLES

     The committee will fulfill its responsibilities within the context of the following overriding principles:

     Communications -- The chairperson and others on the committee shall, to the extent appropriate, have contact throughout the year with senior management, other committee chairpersons, and other key committee advisors, external and internal auditors, etc., as applicable, to strengthen the committee's knowledge of relevant current and prospective business issues.

     Committee Education/Orientation -- The committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the company. Additionally, individual committee members are encouraged to participate in relevant and appropriate self-study education to increase their understanding of the business and environment in which the company operates.

     Meeting Agenda -- Committee meeting agendas will ultimately be the responsibility of the committee chairperson, with input from committee members. It is expected that the chairperson would also ask for management and key committee advisors, and perhaps others, to participate in this process.

     Committee Expectations and Information Needs -- The committee shall communicate committee expectations and the nature, timing, and extent of committee information needs to management, internal audit, and external parties, including external auditors. Written materials shall be received from management, auditors, and others at least one week in advance of meeting dates. Meeting conduct will assume board members have reviewed written materials in sufficient depth to participate in committee/board dialogue.

     External Resources -- The committee will be authorized to access internal and external resources, as the committee requires, to carry out its responsibilities, and if deemed necessary to retain special legal, accounting or other consultants to advise the committee.

     Committee Meeting Attendees -- The committee will request members of management, counsel, internal audit, and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee responsibilities.

     Internal/External Auditor Independence -- The committee will inform internal and external auditors of their responsibility to contact the audit committee chairman and/or members of the committee at any time in case they have any issues that, in their opinion, have not been satisfactorily resolved. These contacts can be made with or without management's concurrence or knowledge. At each committee meeting the committee will meet in executive session separately with the internal auditor and, when in attendance, the external auditors.

     Annual Reporting -- The committee will make recommendations to the Board concerning the inclusion of the annual audited financial statements in the company's annual report on form 10-K.

     Reporting to the board of directors -- The committee, through the committee chairperson, will report periodically, as deemed necessary, but at least semi-annually, to the full board.

     Change in Role or Responsibilities -- Changes in role and/or responsibilities, if any, will be recommended to the full board for approval.

     While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States. Management is responsible for preparing the company's financial statements, and the independent auditors are responsible for auditing those financial statements. It is not the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the company's guiding principles.

MEETING FREQUENCY

     The committee will meet at least four times per year. Additional meetings shall be scheduled as considered necessary by the committee or chairperson. In addition, the committee, or at least its Chair, should communicate with management and the external auditor in any quarter where there are material or significant matters based upon the auditor's limited review procedures.

REPORTING TO SHAREHOLDERS

     The committee will make available to shareholders a summary report that describes the committee's composition and responsibilities, and how they were discharged. Committee disclosures and reporting will be in compliance with any SEC requirements. The report will be included in the company's proxy statement as provided by applicable security laws.

COMMITTEE'S RELATIONSHIP WITH EXTERNAL/INTERNAL AUDITORS

     The external auditors, in their capacity as independent public accountants, will be responsible to the board of directors and the audit committee as representatives for the shareholders. The audit committee and the Board will be responsible to select, evaluate, and if necessary, replace the external auditors.

     As the external auditors review financial reports, they will be reporting to the audit committee. They will report all relevant issues to the committee responsive to agreed upon committee expectations.

     Prior to including the financial statements with form 10-K for filing with the SEC, the committee will discuss the results of the audit, including their judgments about the quality of accounting principles and clarity of financial disclosures, with the external auditors and ensure receipt of a formal written statement from the external auditors in accordance with AICPA SAS 61 and 90.

     It is required that the external auditors perform a review of interim financial statements prior to the filing of quarterly reports on form 10-Q. Any material or significant matters identified by the external auditors during their review of interim financial information will be communicated to the audit committee, or at least its chairman, prior to the filing of the Form 10-Q as required under the revised SAS No. 71.

     The committee will review with the external auditors any management letters provided as well as management's responses to the items reported.

     The committee will discuss with the external auditor relationships or services that may affect auditor independence, and obtain written disclosure and a letter as to the independence of the auditors as required by

ISB Standard No. 1. If the committee is not satisfied with the auditors' assurances of independence, it will take or recommend to the full board appropriate action to ensure the independence of the external auditor.

     The internal audit function will report to the Chief Financial Officer but has unfettered access to the board of directors through the audit committee.

     If either the internal or the external auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the committee chairperson and the committee.

     The committee will review and monitor important internal and external auditor recommendations on financial reporting, controls, other matters, and management's response thereto.

PRIMARY COMMITTEE RESPONSIBILITIES

     Monitor Financial Reporting and Risk Control Related Matters

     The committee will:

     Financial Reporting and Controls -- Monitor key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions.

     Internal Controls and Regulatory Compliance -- Monitor the company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, and legal violations.

     Internal Audit Reports -- Review reports prepared by the internal audit department together with management's responses and final internal audit department dispositions.

     Litigation Summary Reports -- Review with the company's counsel, any legal matters that could have a significant impact on the organization's financial statements, and the company's compliance with applicable laws and regulations.

     Regulatory Examinations -- Review SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management's response.

     External Audit Responsibilities -- Assess auditor independence and review the overall scope and focus of the annual/interim audit, including the scope and level of involvement with unaudited quarterly or other interim period information.

     Internal Audit Responsibilities -- Review and discuss the annual risk assessment and internal audit plan with the director of internal audit.

     The committee will review, assess, and approve:

          the external audit firm to be engaged to audit the company's financial statements and any changes thereto (subject to ratification by the full board and shareholder approval).

          the annual external audit plan and audit fees and other significant compensation to be paid to the independent auditors.

          the internal audit department charter.

          the annual internal audit plan.

          the appointment and replacement of the internal audit director.

          the adequacy of the audit committee charter and submit it annually to the full board for review and approval.

                                AMERUS GROUP CO.

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 9, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of AmerUs Group Co. (the "Company") appoints Roger K. Brooks, Thomas C. Godlasky and James A. Smallenberger, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in the Company, at the Annual Meeting of Shareholders to be held on May 9, 2002 and at any adjournments thereof (the "Annual Meeting"), with like effect and as if the undersigned were personally present and voting, upon the matters set forth in this proxy card.

     PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF NOMINEES JOHN R. ALBERS, ALECIA A. DECOUDREAUX, THOMAS F. GAFFNEY, ANDREW J. PAINE, JR. AND JACK C. PESTER TO SERVE AS DIRECTORS, (2) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND (3) FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AT THE DISCRETION OF THE PROXY HOLDERS. PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)

                           /\ FOLD AND DETACH HERE /\

                                 INSTRUCTIONS:

1.   PLEASE VOTE AT ONCE ON THE ATTACHED PROXY CARD.

2.   TO ACCESS FUTURE ANNUAL REPORTS AND PROXY STATEMENTS ELECTRONICALLY VIA
     THE INTERNET, PLEASE PROVIDE YOUR CONSENT WITH YOUR PROXY VOTE IN THE SPACE PROVIDED. YOU WILL NO LONGER RECEIVE PRINTED MATERIALS, BUT YOU WILL RECEIVE NOTICE OF THE ANNUAL MEETING AND A PROXY CARD TO CAST YOUR VOTE.

3.   PLEASE SIGN THE PROXY CARD.

4.   RETURN YOUR COMPLETED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.



                                                             [AMERUS GROUP LOGO]

                                                                                                       PLEASE MARK YOUR
                                                                                                       VOTES AS INDICATED  [X]
                                                                                                       IN THIS EXAMPLE

                                              FOR ALL
1. To elect five Directors:    FOR  WITHHOLD  EXCEPT      2. Proposal to ratify the appointment of Ernst &    FOR   AGAINST  ABSTAIN
                               [ ]    [ ]      [ ]           Young LLP as independent auditors of the         [ ]    [ ]       [ ]
   01. John R. Albers                                        Company for fiscal year 2002.
   02. Alecia A. DeCoudreaux
   03. Thomas F. Gaffney                                  3. Such other matters as may properly come before the Annual Meeting or
   04. Andrew J. Paine Jr.                                   any adjournments thereof, at the discretion of the proxy holders.
   05. Jack C. Pester
                                                          REQUEST FOR ELECTRONIC ACCESS                                        [ ]
Instruction: To withhold authority to vote for any        By checking the box to the right, I consent to future access of
individual nominee, mark "FOR ALL EXCEPT" and write       Annual Report, Proxy Statements, prospectuses and other communications
that nominee's name in the space provided below.          electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder
___________________________________________________       meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon
                                                          Investor Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

                                                              _____
                                                                   |            Dated: ____________________________________, 2002
                                                                   |
                                                                   |            _________________________________________________
                                                                                              Shareholder sign above

                                                                                _________________________________________________
                                                                                            Co-holder if any, sign above

                                                                                When signing as attorney, executor, administrator,
                                                                                trustee or guardian, please give full title as such,
                                                                                and if the signer is a corporation, please sign with
                                                                                full name by a duly authorized officer. If stock is
                                                                                held in the name of more than one person, all named
                                                                                holders must sign the proxy.
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                                                     * FOLD AND DETACH HERE *








                                                            [AMERUS GROUP LOGO]

